UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2005

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices)  (Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 28, 2005, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded, following a preliminary determination on June 22, 2005 by the Company’s management, that certain of the Company’s previously issued financial statements must be restated because they contain errors under accounting principles generally accepted in the United States (“GAAP”) relating to the recognition of revenue.  The Company has determined that certain customers of one of the Company’s diagnostics divisions were provided return or exchange rights in connection with the sale of products, as a result of which the revenue associated with those sales should not have been recognized upon shipment to the customers under GAAP.  The Audit Committee reached its conclusion after discussions with management and the Company’s independent registered public accounting firm, who agreed with the Audit Committee’s conclusion.

The Company’s management and its Audit Committee, with the assistance of outside advisors, is continuing to evaluate these matters and has not yet completed its analysis of their impact on the Company’s financial statements.  However, to date, the Company has determined that certain orders, which generated revenue in the previously reported second, third and fourth quarters of 2004 and first quarter of 2005, are subject to such rights.  These orders resulted in aggregate gross revenues of approximately $4.2 million during 2004 and $570,000 during the first quarter of 2005.  The Company continues to evaluate the transactions completed in 2004 in order to determine which of the quarters during 2004 are impacted by such transactions.  In addition, the Company is evaluating transactions from prior periods.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this filing.

The previously issued financial statements of the Company which must be restated as a result of the errors identified to date and should no longer be relied upon are its audited financial statements for the fiscal year ending December 31, 2004 and the Company’s unaudited financial statements for the second, third and fourth quarters of 2004 and the first quarter of 2005.  The Company is continuing to review these matters and will make further reports if it determines that any other previously issued financial statements should not be relied upon and require amendment.

Upon completion of the investigation, the Company will file an amended Annual Report on Form 10-K for the year-ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004 and March 31, 2005 (including restated financial statements) with the Securities and Exchange Commission.  In addition, the Company will also amend its Current Reports on Form 8-K, event dates March 16, 2005 and March 31, 2005 (each as amended to date) and event date June 17, 2005, which reported pro forma financial information for completed and pending acquisitions that contained historical financial information of the Company for the year-ended December 31, 2004 and the quarter ended March 31, 2005, as well as any other reports that the Company determines must be amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: June 28, 2005	By:	/s/Jay McNamara
Jay McNamara
Associate General Counsel